UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2022

Good Hemp, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-54509	45-2578051
(Commission File Number)	(I.R.S. Employer Identification No.)

20311 Chartwell Ctr. Dr., Ste. 1469, Cornelius, NC 28031

(Address of principal executive offices)

(800) 947-9197

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 5, 2022, the Board of Directors of Good Hemp, Inc. (the “Company”) appointed Daniel Sobolewski and Donald Keer as Co-Chief Operating Officers (Co-COO’s) of the Company.

Daniel Sobolewski – Co-Chief Operating Officer

Mr. Sobolewski is 45 years of age and resides in Orlando, Florida. Daniel Sobolewski has been in the Merger and Acquisition business for 20+ years. Mr. Sobolewski and the Company have not entered into any compensation arrangement or other agreement.

Donald R. Keer – Co-Chief Operating Officer

Mr. Keer is 61 years old. He makes his home in Chalfont, Pennsylvania. He has over 40 years of professional experience, the first 15 as a chemical engineer focused on water treatment technologies. The last 25 years were spent as an attorney focused on working with water treatment equipment, technologies and service companies. As an attorney, Mr. Keer’s specialty is regulatory filings, business transactions and corporate governance. Mr. Keer also has an MBA in finance and operations. Mr. Keer and the Company have not entered into any compensation arrangement or other agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Good Hemp, Inc.

Date: January 6, 2022	By:	/s/ Harry M. Timmons
Harry M. Timmons Chief Executive Officer

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